                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    IPC COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

DEAR STOCKHOLDER,

    You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, March 2, 2000 at 9:00 a.m. at the Citicorp Center, 153 East 53rd Street, 14th Floor, Room J, New York, New York.

    At this year's Annual Meeting, you will be asked to vote for the election of nine directors, each to hold office until the next annual meeting or until their successors have been elected and qualified, the approval of an amendment to increase by 300,000 the shares reserved for the IPC Communications, Inc. 1999 Stock Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending September 30, 2000.

    Please take the time to read carefully each of the proposals for stockholder action described in the proxy materials.

    Thank you for your support of our Company.

                               Very truly yours,

[/S/ RICHARD W. SMITH]                                [/S/ GERALD E. STARR]
Richard W. Smith                                      Gerald E. Starr
CHAIRMAN OF THE BOARD                                 PRESIDENT AND CHIEF
                                                      EXECUTIVE OFFICER

                       PLEASE VOTE BY USING THE INTERNET,
               THE TELEPHONE OR BY SIGNING, DATING, AND RETURNING
                            THE ENCLOSED PROXY CARD

                            IPC COMMUNICATIONS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 2, 2000

                            ------------------------

TO THE STOCKHOLDERS OF
IPC COMMUNICATIONS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IPC Communications, Inc. ("IPC Communications" or the "Company") will be held on Thursday, March 2, 2000 at 9:00 a.m., New York City time, at the Citicorp Center, 153 East 53rd Street, 14th Floor, Room J, New York, New York for the following purposes:

    1. To elect nine directors, each to hold office until the next annual meeting or until their successors have been elected and qualified.

    2. To approve an amendment to increase by 300,000 the shares reserved for the IPC Communications, Inc. 1999 Stock Incentive Plan.

    3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2000.

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management of the Company is not aware of any other matters which may properly come before the Annual Meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on January 28, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. REGISTERED STOCKHOLDERS (THOSE WHO HOLD SHARES DIRECTLY OR THROUGH COMPANY PLANS RATHER THAN THROUGH A BANK OR BROKER) MAY VOTE THEIR SHARES VIA THE INTERNET OR BY USING A TOLL-FREE TELEPHONE NUMBER. INSTRUCTIONS FOR USING THESE ELECTRONIC SERVICES ARE PROVIDED ON THE PROXY CARD. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE VOTE VIA THE INTERNET, BY USING THE TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE ANNUAL MEETING. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO OR AT THE ANNUAL MEETING.

                                      By Order of the Board of Directors,

                                      [SIG]

                                      Alexander Russo
                                      VICE PRESIDENT AND GENERAL COUNSEL

New York, New York
February 4, 2000

                                     [LOGO]

                            IPC COMMUNICATIONS, INC.
                               WALL STREET PLAZA
                                 88 PINE STREET
                            NEW YORK, NEW YORK 10005
                                  212-825-9060

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MARCH 2, 2000

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of IPC Communications, Inc. ("IPC Communications" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, March 2, 2000 at 9:00 a.m., New York City time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth therein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Citicorp Center, 153 East 53rd Street, 14th Floor, Room J, New York, New York.

    IPC Communications became the holding company for IPC Information Systems, Inc. ("IPC Information Systems") on May 21, 1999. Accordingly, unless otherwise indicated, all references in this Proxy Statement to "IPC" or the "Company" refer to IPC Information Systems for periods through May 20, 1999 and to IPC Communications and its subsidiaries, including IPC Information Systems, for periods thereafter. All references to "IXnet" in this Proxy Statement refer to the Company's subsidiary, IXnet, Inc. and its subsidiaries.

    The proxy solicitation materials were mailed on or about February 4, 2000 to all stockholders entitled to vote at the Annual Meeting. All properly executed proxies received in time for the Annual Meeting and not revoked will be voted as specified. If no instructions are specified, a properly executed proxy will be voted for each of the nominees for election as directors, for the approval of an amendment to increase by 300,000 the shares reserved for the IPC Communications, Inc. 1999 Stock Incentive Plan and for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2000.

    If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy card and acting thereunder, or their duly constituted substitutes acting at the Annual Meeting, will have discretion to vote on such matters in accordance with their judgment.

RECORD DATE AND SHARE OWNERSHIP

    Only stockholders of record at the close of business on January 28, 2000 (the "Record Date") are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the Record Date, 8,797,743 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding. Each stockholder is entitled to one vote for each share held. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of the Company's Common Stock.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (i) delivering to the Secretary of the Company a written notice of revocation; (ii) by executing a later-voted proxy via the Internet, by the telephone or by the mail; or (iii) by attending and voting at the Annual Meeting or any adjournment or postponement thereof, if a written revocation is filed with the Secretary of the Annual Meeting prior to the voting of such proxies. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING AND SOLICITATION

    The required quorum for the Annual Meeting, which must be represented in person or by proxy, is a majority of the outstanding shares of Common Stock on the Record Date. All votes will be tabulated by the inspectors of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes are not counted for any purpose. The vote required for each proposal is set forth in the discussion of such proposal.

    CABLE SYSTEMS HOLDING, LLC, WHICH IN THE AGGREGATE BENEFICIALLY OWNS 53.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3. ACCORDINGLY, APPROVAL OF PROPOSALS 1, 2 AND 3 IS ASSURED.

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, any associated costs of voting via the Internet or telephone and any additional information furnished to stockholders. Copies of the solicitation material will be furnished to banks, brokerage firms, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of shares for their expenses in forwarding the solicitation material to such beneficial owners.

ELECTRONIC VOTING

    Registered stockholders (those who hold shares directly or through Company plans rather than a bank or broker) can simplify their voting and save the Company expense by calling 1-800-840-1208 or voting via the Internet at http://www.eproxy.com/IPI. Information pertaining to Internet voting and telephone is provided on the proxy card. A Control Number is designed to verify stockholders' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded. The Control Number is located in the box in the lower right hand corner of the proxy card.

    Stockholders that do not choose to vote via the Internet or by using the telephone may still return their proxy card, properly signed, and the shares represented will be voted in accordance with the stockholder's directions. Stockholders whose shares are held in the name of a bank or broker should follow the voting instructions on the form you receive. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Stockholders are being asked to approve an amendment to the IPC Communications, Inc. 1999 Stock Incentive Plan (the "Stock Incentive Plan") to authorize an increase in the number of shares reserved for issuance upon exercise of stock options. If approved, this amendment will increase the total number of stock options that may be granted to officers, employees, consultants and directors. Accordingly, all of the directors and executive officers of the Company, each of whom is eligible for option grants under the Stock Incentive Plan, may be deemed to have an interest in this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY MANAGEMENT

    The following table sets forth certain information, as of October 31, 1999 or as of a date specified in the footnotes below, as the case may be, with respect to the beneficial ownership of Common Stock and the stock of the Company's subsidiaries by: (i) each director; (ii)(a) the Company's Chief Executive Officer and (b) each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of the last completed fiscal year and whose aggregate salary plus bonus for the fiscal year ended September 30, 1999 was at least $100,000 (collectively, the "Named Executive Officers"); and (iii) all executive officers and directors as a group.

    Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address for each stockholder listed below is c/o IPC Communications, Inc., 88 Pine Street, 15th Floor, New York, New York 10005. All share information is based on shares of Common Stock outstanding as of January 28, 2000.

                                                                               (D)
                                                              (C)          EXERCISABLE
                                          (B)               AMOUNT &          STOCK                  (E)
                                       TITLE AND           NATURE OF         OPTIONS             APPROXIMATE
             (A)                       CLASS OF            BENEFICIAL       INCLUDED              PERCENT OF
   NAME OF BENEFICIAL OWNER            SECURITY           OWNERSHIP(1)   IN COLUMN(C)(2)           CLASS(3)
   ------------------------     -----------------------   ------------   ---------------   ------------------------
Richard M. Cashin, Jr.........  Company Common Stock          119,055               0                         1.36%
                                IXnet Common Stock                  0              --                            --

James M. Demitrieus...........  Company Common Stock                0              --                            --
                                IXnet Common Stock             13,000(4)            0                             *

David Y. Howe.................  Company Common Stock            4,761               0                             *
                                IXnet Common Stock                  0              --                            --

Richard P. Kleinknecht........  Company Common Stock          877,344(5)      115,440                         9.98%
                                IXnet Common Stock                  0              --                            --

William Lavery................  Company Common Stock           46,176          46,176                             *
                                IXnet Common Stock                750(7)           --                            --

Robert J. McInerney...........  Company Common Stock                0              --                            --
                                IXnet Common Stock              2,500               0                             *

Richard W. Smith..............  Company Common Stock          381,904(6)            0                         4.34%
                                IXnet Common Stock                  0              --                            --

Gerald E. Starr...............  Company Common Stock           92,352          82,829                         1.05%
                                IXnet Common Stock              3,000(8)            0                             *

David A. Walsh................  Company Common Stock          446,798(9)      175,181                         5.08%
                                IXnet Common Stock          1,763,352       1,763,352                         3.45%

John Wayt, III................  Company Common Stock           15,395           5,472                             *
                                IXnet Common Stock                100               0                             *

Peter A. Woog.................  Company Common Stock           47,489(10)            0                            *
                                IXnet Common Stock                500(11)            0                            *

All executive officers and
  directors as a group
  (14 persons)................  Company Common Stock        2,041,024         425,098                        23.20%
                                IXnet Common Stock          1,784,302       1,763,352                         3.45%

------------------------

   * Less than 1%

 (1) Based upon information supplied by officers and directors and by filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (2) The figures in this column represent the number of shares which the individual and group could have acquired upon exercise of stock options granted under the Stock Incentive Plan and the IXnet, Inc. 1999 Stock Option Plan that, as of October 31, 1999, were exercisable or were expected to become exercisable within 60 days.

 (3) For the Company, percentage of ownership is based on 8,797,743 shares of IPC Common Stock outstanding on January 28, 2000. For IXnet, percentage of ownership is based on 51,103,160 shares of IXnet Common Stock outstanding on January 28, 2000. The percentages also include, in the case of each individual and the group, the additional number of shares listed in column
     (d).

 (4) Includes 11,000 shares owned jointly with spouse and 2,000 shares owned jointly with minor children. Mr. Demitrieus has shared voting and investment power with regard to all 13,000 shares.

 (5) Includes 761,904 shares owned directly by Richard P. Kleinknecht and 115,440 shares that could be acquired upon exercise of stock options. Does not include 6,258,802 shares owned as of August 12, 1999 by other signatories of the Amended and Restated Investors Agreement, dated as of April 9, 1998 (the "Investors Agreement"), among the Company, Cable Systems Holding, LLC ("CSH LLC"), Cable Systems International, Inc ("CSI"), Lawrence, Smith & Horey III, L.P. (now known as Allegra Capital Partners III, L.P. and hereinafter "Allegra"), Richard P. Kleinknecht, David A. Walsh, Anthony Servidio and Charles F. Auster, who became a party to the Investors Agreement on May 1, 1998. The Investors Agreement contains provisions concerning the voting and transfer of shares of Common Stock. Under SEC rules, this group of investors may be deemed to beneficially own more than 5% of our Common Stock.

 (6) Includes 381,904 shares beneficially owned by Allegra of which Mr. Smith is a general partner. Mr. Smith has shared voting and investment power over all 381,904 shares. Does not include 6,051,628 shares owned as of August 12, 1999 by other signatories of the Investors Agreement.

 (7) Includes 750 shares held by minor children over which Mr. Lavery has shared voting and investment power.

 (8) Held in trust for the benefit of minor children. Mr. Starr has shared voting and investment power with respect to all of these shares.

 (9) Does not include 6,171,438 shares owned, as of August 12, 1999, by other signatories to the Investors Agreement.

 (10) Includes 1,000 shares over which Mr. Woog has sole investment and voting power and 46,489 shares over which Mr. Woog has shared investment and voting power. The 46,489 shares over which Mr. Woog has shared power include 3,000 shares held jointly by Peter A. Woog and Helene S. Woog and 43,489 shares held in the name of the Woog Family Limited Partnership.

 (11) Mr. Woog has shared voting and investment power over all 500 shares owned by his children.

BY OTHERS

    The following table sets forth certain information, as of the dates indicated in the footnotes below, with respect to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. Unless indicated otherwise, each person listed has sole voting and investment power over the shares beneficially owned.

                                                                   (B)                    (C)
(A)                                                         AMOUNT & NATURE OF    APPROXIMATE PERCENT
NAME OF BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP       OF CLASS(1)
------------------------                                   --------------------   -------------------
Cable Systems Holding, LLC
  505 North 51st Avenue
  Phoenix, Arizona 85043-2701............................        4,686,985(2)             53.3%
Chesapeake Partners Management Co., Inc..................          535,300(3)             6.09%
Chesapeake Partners Limited Partnership
  1829 Reisterstown Road
  Suite 220
  Baltimore, Maryland 21208..............................          498,000(3)             5.66%

------------------------

(1) Percentage of ownership is based on 8,797,743 shares of Common Stock outstanding on January 28, 2000.

(2) Based on Amendment No. 6 to Schedule 13D filed on August 23, 1999.

(3) Based on Amendment No. 2 to Schedule 13G filed on July 2, 1999.

LEGAL PROCEEDINGS

    There are no legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of Common Stock, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS

    The Company proposes to elect nine directors at the Annual Meeting, each to hold office until the next annual meeting or until their successors have been elected and qualified. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the nominees named below. If prior to the Annual Meeting any of the nominees should become unavailable for election, an event which is not now anticipated by the Board, the proxies would be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders may not vote their shares cumulatively in the election of directors.

                             NOMINEES FOR DIRECTOR

                                                                                        DIRECTOR
NAME                                     AGE(1)                 POSITION                  SINCE
----                                    --------   ----------------------------------   ---------
Richard W. Smith(2)(3)(4).............     47      Chairman of the Board and Director     1998
Richard P. Kleinknecht................     61      Vice Chairman and Director             1991
Gerald E. Starr(4)....................     46      Chief Executive Officer, President     1998
                                                   and Director
David A. Walsh(4).....................     38      Chief Executive Officer of IXnet       1998
                                                   and Director
James M. Demitrieus...................     52      Vice President, Chief Financial        1999
                                                   Officer and Director
Richard M. Cashin, Jr.(3)(4)..........     46      Director                               1998
David Y. Howe(2)......................     35      Director                               1998
Robert J. McInerney(2)................     54      Director                               1994
Peter A. Woog(3)(4)...................     57      Director                               1998

------------------------

(1) As of January 28, 2000

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Member of the Executive Committee

    Set forth below is biographical information for the persons nominated:

    RICHARD W. SMITH has been Chairman of the Board of the Company since January 2000 and a director of the Company since May 1998. Mr. Smith has also served as Chairman of the Board and a director of IXnet since May 1999. He has served as an individual general partner of the general partners of Allegra Capital Partners III, L.P. since May 1995, of Lawrence, Tyrrell, Ortale & Smith, L.P. since December 1985 and of Lawrence, Tyrrell, Ortale & Smith II, L.P. since July 1990. He is also a director of many private companies. He has participated in the private equity industry since 1979 and was formerly employed by Citicorp Venture Capital, Ltd.

    RICHARD P. KLEINKNECHT has been the Vice Chairman of the Company since April 1998 and, until that date, served as Chairman and a director of the Company since its acquisition from Contel Corporation in October 1991. Prior to December 1995, Mr. Kleinknecht also served as Chief Executive Officer of the Company. Mr. Kleinknecht has also served as Chairman of various companies (collectively, the "Kleinknecht Organization") since 1968 and has worked for the Kleinknecht Organization since 1960.

    GERALD E. STARR has served as Chief Executive Officer, President and a director of the Company since December 1998. Effective May 1999, Mr. Starr also became President and a director of IXnet. From January 1997 until December 1998, he was Executive Vice President, Turret Systems and from February 1996 to January 1997 he was Vice President of Manufacturing and Engineering. Since April 1995, Mr. Starr has also served as President of IPC Bridge, Inc., a wholly owned subsidiary of the Company which acquired the assets of Bridge Electronics, Inc. in April 1995. Mr. Starr founded Bridge Electronics, Inc. in 1987 and built it into the leading provider of digital open line speaker systems to the foreign exchange trading industry. Mr. Starr was the President and a director of Bridge Electronics, Inc. from its founding until it ended its operations in April 1995. Previously, Mr. Starr founded Turret Equipment Corporation in 1980 and sold it to Tie Communications in 1984, where he remained until 1990.

    DAVID A. WALSH has served as a director and the Chief Executive Officer of IXnet and a director of the Company since May 1998. Mr. Walsh served as President of International Exchange Networks, Ltd. from its founding in 1993 until May 1999. In addition, Mr. Walsh has served as a technology consultant to the New York Commodities Exchange and had been employed by Garban/Garvin Guybutler and Drexel Burnham Lambert Trading Corporation.

    JAMES M. DEMITRIEUS has served as Vice President and Chief Financial Officer of the Company since September 1999 and a director of the Company since December 1999. Mr. Demitrieus has also served as Executive Vice President and Chief Financial Officer of IXnet since July 1999. Mr. Demitrieus negotiated the acquisition of Ecoban Finance Limited by SKGlobal America, Inc. in September 1990, and served as Ecoban's President and Chief Executive Officer from its acquisition to June 1999. From September 1993 to June 1998, Mr. Demitrieus served as the President and Chief Executive Officer of SK Global America, Inc., and from September 1990 to September 1993, he served as its Executive Vice President and Chief Financial Officer. From 1986 to 1990, he served as First Vice President and then as Senior Vice President and Chief Operating Officer for Drexel Burnham Lambert, Inc.'s commodity division. Prior to 1986, Mr. Demitrieus served as a controller and Chief Accounting Officer at Freeport-McMoRan, Inc. and a manager of financial controls at ITT Corporation.

    RICHARD M. CASHIN, JR. has been a director since 1998. Mr. Cashin has been employed by Citicorp Venture Capital, Ltd. since September 1980 and has been President since December 1994. Mr. Cashin is also a director of IXnet, Cable Systems International, Delco Remy International, Levitz Furniture Incorporated, Lifestyle Furnishings International, Ltd., Euromax International plc, Fairchild Semiconductor, Freedom Forge, Gerber Children's Wear, Hoover Group, MSX International, Inc., Thermal Engineering International Corporation, Delta Terminal Services, Inc., FFC Holding, Inc. and Titan Wheel International.

    DAVID Y. HOWE is a Vice President of Citicorp Venture Capital, Ltd. where he has been employed since 1993. He is also a director of American-Italian Pasta Company, Aetna Industries, Inc., Bob's Stores, Inc., C&H Sugar Company, Formica Corp., Insilco Holding Co., Interface Solutions, Inc., Pen-Tab Industries, Inc. and several other private companies.

    ROBERT J. MCINERNEY has served as the President and Chief Operating Officer of Kleinknecht Organization, Inc. since March 1999. From February 1997 through February 1999, he was employed by Merisel, Inc., a leading distributor of computer hardware, networking equipment and software, where he was responsible for U.S. and Canadian operations. He was previously employed as Executive Vice President of United Capital Corporation, a multi-national holding corporation and parent to Dorne & Margolin, Ancom Corporation, Metex Corporation and AFP Corporation, from 1995. Prior to joining United Capital Corporation, from 1981 Mr. McInerney was employed by Arrow Electronics, Inc., the largest electronic component distributor in the world, and served as President of Arrow's Commercial Systems Group from 1987 to 1994.

    PETER A. WOOG the former Chairman of the Board of the Company, has been a director of the Company since April 1998. Mr. Woog is also a director of IXnet. Mr. Woog served as a director, President and Chief Executive Officer of Cable Systems International and Cable Systems Holding Company from October 1995 until June 1999. From May 1989 to October 1995, Mr. Woog was AT&T's Copper Cable Products Vice President, responsible for the copper cable products business unit. He is currently the manager of Cable Systems Holding, LLC, a director of CreaMiser Products Corporation, a director of gComData, Inc., a director of Banner Health Systems-Arizona and a trustee of the Arizona Science Centers.

    CABLE SYSTEMS HOLDING, LLC, WHICH IN THE AGGREGATE BENEFICIALLY OWNS 53.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSAL 1. ACCORDINGLY, APPROVAL OF PROPOSAL 1 IS ASSURED.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
               VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS

BOARD MEETINGS AND COMMITTEES

    The Company's Board of Directors maintains standing Audit, Compensation and Executive Committees. During fiscal 1999, the Company's Board of Directors met in person or by teleconference on five occasions, the Audit Committee met two times and the Compensation Committee met one time. The Executive Committee did not meet during this period. Each director attended, in person or by telephone, not less than 75% of the meetings of the Board of Directors and the committees of which he was a member.

    The Audit Committee reviews with the Company's management and independent auditors the financial statements and internal financial reporting system and controls of the Company, reports to the Board of Directors on the results of its examination and makes recommendations to the Board of Directors regarding the employment of accountants and independent auditors. As of the date of this Proxy Statement, the members of the Audit Committee are David Y. Howe, Robert J. McInerney and Richard W. Smith.

    The Compensation Committee oversees the development, implementation and conduct of the Company's employment and personnel practices, including the administration of the Company's compensation and benefit programs. The Compensation Committee also makes recommendations to the Board of Directors concerning executive officers' compensation and the granting of stock options. As of the date of this Proxy Statement, the members of the Compensation Committee are Richard M. Cashin, Jr., Richard W. Smith and Peter A. Woog.

    The Executive Committee has the power and authority of the Board of Directors to act in accordance with, and subject to, Section 141(c)(1) of the Delaware General Corporation Law. As of the date of this Proxy Statement, the members of the Executive Committee are Richard M. Cashin, Jr., Gerald E. Starr, David A. Walsh, Richard W. Smith and Peter A. Woog.

DIRECTORS' COMPENSATION

    Mr. McInerney receives compensation for his services as a director and attendance at board and committee meetings. Each other member of the Board of Directors is either an employee of the Company or a principal of a signatory to the Investors Agreement and has forgone director's compensation. Payment to Mr. McInerney consists of an annual retainer of $5,000, contingent upon attending at least 75% of the aggregate total number of meetings of the Board and of each committee of which he is a member. Additionally, he receives a fee of $3,000 for each day in which he attends a Board or committee meeting. There are no provisions in the Company's Certificate of Incorporation or Bylaws that have the effect of, nor has the Board adopted any policy that has the effect of, imposing a maximum limitation on the total compensation payable in any year to any director. Directors are eligible to receive grants of stock options under the Stock Incentive Plan. To date, no stock options have been granted to a director who is not also an executive officer of the Company.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

    During fiscal 1999, the Compensation Committee consisted of Richard W. Smith, Richard M. Cashin, Jr. and Peter A. Woog. Richard W. Smith is Chairman of the Board and a director of the Company and is Chairman of the Board and a director of IXnet. Richard M. Cashin, Jr. is neither an executive officer of the Company nor of any of its subsidiaries. Peter A Woog is the former Chairman of the Board of the Company, a director of the Company and a director of IXnet. Other than Richard W. Smith, Gerald E. Starr and David A. Walsh, none of the Company's executive officers served as a director or member of the compensation committee (or equivalent body) of another entity of which any director of the Company or a member of the Company's Compensation Committee was an executive officer.

EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning all compensation earned by the Named Executive Officers, including compensation earned from IXnet:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                        ---------------------------------
                                                 ANNUAL COMPENSATION                                 AWARDS
                                 ----------------------------------------------------   ---------------------------------
                                                                                           SECURITIES
                                                                                           UNDERLYING         ALL OTHER
NAME AND                                                  BONUS       OTHER ANNUAL          OPTIONS/        COMPENSATION
PRINCIPAL POSITION                 YEAR     SALARY$(1)      $       COMPENSATION$(2)    SARS GRANTED#(3)          $
------------------               --------   ----------   --------   -----------------   -----------------   -------------
Gerald E. Starr................    1999      277,473     354,083(4)      10,509(5)            377,976            4,800(6)
  Chief Executive Officer          1998      238,269     484,750         11,319(5)             92,352          283,750(6)(7)
  and President                    1997      217,789      28,325         11,700(5)             40,000            3,200(6)

David A. Walsh.................    1999      242,107     206,250(4)       7,000(5)          1,763,352               --
  Chief Executive Officer          1998      199,423     281,250(4)      44,745(8)            184,704          195,000(6)(7)
  of IXnet and Director            1997      190,000          --             --                    --               --

Richard P. Kleinknecht.........    1999      420,000          --          5,964(5)                 --            4,800(6)
  Vice Chairman                    1998      420,000          --             --               115,440           94,814(6)
                                   1997      420,000          --             --                    --           87,250(6)

William Lavery.................    1999      195,038     182,188(4)       9,000(5)            170,000          400,388(6)(9)
  Managing Director and            1998      179,081     160,105          9,000(5)             46,476          140,839(6)(9)
  President of Trading Systems     1997      141,197      73,677             --                     0            3,451(6)(9)

John Wayt, III.................    1999      140,961     123,850(10)          --               15,354           38,239(6)(9)
  Vice President,                  1998      129,135      18,432             --                 4,618           79,484(6)(9)
  Product Development              1997      118,574      37,838             --                     0            3,250(6)(9)

Brian L. Reach.................    1999      202,975     136,000(11)       7,700(5)                 0            4,800(6)
  Former Vice President and        1998      186,153     370,000(11)       8,400(5)            92,352            4,800(6)
  Chief Financial Officer(12)      1997       58,462      23,100          2,000(5)                 --            2,000(6)

------------------------------

 (1) Includes any pre-tax deferrals made under the IPC 401(k) plan with respect to the year ended September 30, 1999.

 (2) Column does not include certain perquisites and other personal benefits, securities or property where the aggregate value does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

 (3) Column includes options granted under both the Company Stock Incentive Plan and the IXnet, Inc. 1999 Stock Option Plan in the amounts set forth in the "Aggregate Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option SAR Values" table contained in this Proxy Statement.

 (4) The cash bonus payments include, except for Mr. Wayt and Mr. Kleinknecht, cash bonus payments awarded under the IPC Information Systems Management Performance Plan. They also include portions of cash payments made in connection with the successful completion of IPC's recapitalization transaction.

 (5) Consists of payments for automobile allowance.

 (6) Consists of premiums paid by the Company for term or other life insurance coverage under contracts affording the named individual dispositive control over the death benefit proceeds and amounts paid by the Company as matching and/or profit sharing contributions to the 401(k) Plan.

 (7) Includes cash payments made in connection with IPC's recapitalization transaction to settle outstanding stock option grants made under the IPC Information Systems, Inc. 1994 Stock Option Plan.

 (8) Includes $44,745 paid by IXnet on behalf of David A. Walsh and another executive for legal fees incurred by him in connection with the negotiation of his employment agreement and with respect to other IXnet related matters. These amounts also include a tax gross-up payment made by the Company to Mr. Walsh and the other executive in respect of the payment of these legal fees.

 (9) Includes miscellaneous expatriate expenses paid to Mr. Lavery, as well as compensation paid to Mr. Wayt for expatriation reasons. Also, includes amounts paid by the Company as matching and/or profit sharing contributions to the 401(k) Plan.

 (10) Payment includes $40,000 paid upon return from overseas expatriate assignment.

 (11) The cash bonus payment includes a $60,000 cash payment made to Mr. Reach in connection with the successful completion of IPC's recapitalization transaction. In addition, in connection with IPC's recapitalization transaction, Mr. Brian L. Reach received a payment of $204,000 in lieu of a stock option grant by IPC. The cash bonus payment also includes cash payments awarded to Mr. Reach under the IPC Information Systems Management Performance Plan.

 (12) Brian L. Reach resigned as an officer of the Company effective August 31, 1999.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The duties of the Compensation Committee (the "Committee") include approval of salary and other compensation arrangements for the Company's executive officers.

    The Company has established a compensation philosophy around the principle of having compensation reflect and reinforce the Company's strategic and operational goals and enhance long-term stockholder value. The Company's philosophy is to:

    - Set compensation levels to attract, retain, reward and motivate executive officers and employees;

    - Align compensation with business objectives and performance;

    - Position compensation to reflect the individual's performance as well as the level of responsibility, skill and strategic value of the employee; and

    - Recognize the evolving organizational structure of the Company and directly motivate executives to accomplish results within their spheres of influence as well as foster a Company-wide team spirit.

    The Company attempts to target its compensation programs to provide compensation opportunities that are perceived by its executive officers to justify continued service to the Company.

    During the fiscal year ended September 30, 1996, the Company adopted a formal Management Compensation Plan (the "Plan"). This Plan addresses three major elements: salary, bonus and long-term incentives. Each of these elements of compensation serves a unique role in meeting the Company's compensation objectives.

    Salary forms the basic building block of the executive compensation program. It is the assured element of compensation that permits income predictability. In general, it is intended that salary levels be set at the midpoint of a prescribed range but that individual salaries may vary from that midpoint to reflect each executive's strategic value, experience, proficiency and performance.

    The annual bonus plan is designed to play a number of roles in implementing the Company's compensation philosophy. Annual bonuses provide a direct pay-for-performance vehicle. The bonus plan also serves to focus executives on those activities that most directly affect shareholder value which are within their control and for which they should be held accountable. Therefore, it is intended that an annual bonus reflect performance of the respective operating unit, as well as the entire Company.

    The long-term incentive program is also intended to play important roles in implementing the Company's compensation philosophy. It directly links executives' financial interests to the interests of the stockholder by tying a portion of their overall compensation to share price appreciation. It also acts as a motivation and reward system and as a device to attract and retain superior management talent.

    The Company has not established a specific peer group to use as a benchmark in setting compensation levels, ranges and midpoints.

EXECUTIVE OFFICER COMPENSATION

    During the fiscal year ended September 30, 1999, the Company continued to address an enterprise-wide restructuring involving the redirection and expansion of its market and its product orientation from a limited product and service provider to a broad-based global technology integrator meeting the needs of the global financial community.

    Compensation decisions for the fiscal year ended September 30, 1999 were based on the following considerations:

    - Existing contractual compensation commitments with certain executive officers;

    - Compensation opportunities perceived to be necessary to retain executive officers;

    - General industry compensation practices and levels where appropriate;

    - The criticality of the executives to the Company's current and future success;

    - The significance of the executive's compensation cost relative to its impact on the Company's financial success over the next few critical years; and

    - The maintenance, where practical, of internal compensation relationships that provide rationale and flexibility in organizational staffing.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

    During the fiscal year ended September 30, 1999, the Compensation Committee based its compensation decisions for Gerald E. Starr, the Company's President and Chief Executive Officer, on the following considerations:

    - Existing contractual compensation commitments;

    - His significant role in integrating the respective management and operations of IXnet and the Company; and

    - His strong leadership which resulted in the Company's strong financial results for the fiscal year.

    The Compensation Committee's decisions with respect to Mr. Starr's bonus were further based on a formula which took into account the Company's earnings and financial performance and Mr. Starr's performance as President and Chief Executive Officer.

    The compensation actions for executive officers and other executives during the fiscal year ended September 30, 1999 were based on the considerations listed earlier in this report.

    The duties of the Compensation Committee include approval of salary and other compensation arrangements for the Company's executive officers.

                                          Respectfully Submitted,

                                          COMPENSATION COMMITTEE
                                          Richard W. Smith, Chairman
                                          Richard M. Cashin, Jr.
                                          Peter A. Woog

EMPLOYMENT AGREEMENTS

    GERALD E. STARR. Mr. Starr and IXnet entered into an Employment Agreement, dated as of July 1, 1999, which superseded all prior employment agreements with the Company and provides for an employment term of four years. Mr. Starr's salary is $300,000 per year with a minimum bonus target of $175,000. Mr. Starr is entitled to participate in all benefits plans and programs maintained by the Company, including insurance, medical, retirement and other fringe benefits. If Mr. Starr is terminated before the expiration of the term by reason of death, cause, as defined in the Agreement, or resignation without good reason, the Company will have no further liabilities under the contract. If Mr. Starr terminates the Agreement for good reason, or the employment relationship terminates due to his disability, the Company will pay him certain standard termination entitlements, including earned but unpaid compensation, and certain severance benefits, including one year of base salary, any pro-rated annual bonus earned for the fiscal year, any bonus earned but payable to Mr. Starr contingent on remaining employed until a date after the date of Mr. Starr's termination, and certain health care premiums for one year after the date of termination. In addition, if the termination precedes a Change in Control, as defined in the Agreement, all stock options granted to Mr. Starr under the Stock Incentive Plan will vest to the extent that such options would have otherwise vested within one-year of such termination. A Change in Control does not, however, accelerate the exercisability of the stock options. The contract also contains certain non-disclosure, non-competition and non-solicitation clauses.

    DAVID A. WALSH. David Walsh entered into an Amended and Restated Employment Agreement with IXnet, dated as of December 18, 1997, which was amended on June 1 and June 9, 1999. Under the Agreement, Mr. Walsh serves as Chief Executive Officer and a director of IXnet. Mr. Walsh receives a base salary of $300,000 plus a discretionary bonus with a minimum bonus target of $175,000 and benefits consistent with past practice. He also received options to purchase approximately 2% of the fully diluted shares of IXnet. He is entitled to lump sum severance payments payable if he is terminated "without cause" or if he resigns for "good reason," equal to his base salary, plus his average bonus, for a period equal to the greater of three (3) years or the number of years (and fractions thereof) in his then-remaining term of employment. The Company shall pay Mr. Walsh any amounts imposed as excise tax upon excess "parachute payments" (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code")) under Section 4999 of the Code. Mr. Walsh's benefits under his Employment Agreement will continue during any such severance period. During the term of the Agreement and for 2.5 years thereafter, Mr. Walsh is subject to restrictions on (i) competition and (ii) the solicitation of customers and employees, and, for all periods during and after the term, he is subject to nondisclosure and confidentiality restrictions relating to confidential information and trade secrets of the Company and its affiliates.

    RICHARD P. KLEINKNECHT. As of December 18, 1997, Richard P. Kleinknecht entered into an Amended and Restated Employment Agreement, which became effective as of April 30, 1998 and which superseded Mr. Kleinknecht's pre-existing Employment Agreement. The Amended and Restated Employment Agreement provides for an initial term of two (2) years. Under the Agreement, Mr. Kleinknecht serves as Vice-Chairman of the Board of Directors, reporting to the Board and the Chairman and receives a minimum base salary of $420,000 per annum. He may also receive, at the discretion of the Board, a bonus based upon his performance and the performance of the Company. Mr. Kleinknecht was also granted 57,720 stock options (adjusted to 115,440 stock options as a result of the stock split by way of a stock dividend, distributed June 24, 1998), pursuant to the Stock Incentive Plan. If Mr. Kleinknecht's employment terminates other than by reason of resignation, death, disability or discharge for Cause, as defined in the Agreement, the Company shall pay to Mr. Kleinknecht his base salary for the remainder of the term.

    WILLIAM LAVERY. The Company is a party to an Agreement with William Lavery, dated March 1, 1999, which became effective on April 1, 1999. The Agreement extended the term of Mr. Lavery's overseas assignment in London until June 30, 2001. Mr. Lavery receives an annual base salary of $225,000 and an annual bonus under the Management Incentive Plan. The target bonus for the 1999 fiscal year was $100,000. In addition to standard benefits, the Agreement provides for certain premiums and additional payments to offset the costs of living outside of the United States, including: a car or auto allowance, up to $20,000 for the cost of selling the executive's United States home, payment of additional housing costs, a differential for the higher cost of goods and services, and a 15,000 pound (L) allowance for the education of Mr. Lavery's minor child. IPC has promised to equalize the executive's tax burden with that of his counterpart earning the same salary in the United States. In addition to standard vacation time, IPC will pay for one "home leave" (including airfare for the executive and his family) per year and one additional flight for the executive's college aged children. The assignment may be extended at the option of both parties at the close of the term. At the end of the assignment, Mr. Lavery shall be offered a position in the United States. Should Mr. Lavery decline to accept the offered position, it will be considered a voluntary termination and he would be entitled to six months severance. IPC may terminate the contract for cause as a result of gross misconduct by the executive. IPC may also terminate the contract without cause, but must then pay the executive his base salary for the remainder of the term (a minimum of at least 26 weeks severance). Except in the case of termination for cause, IPC will provide Mr. Lavery with six months of outplacement services.

    JOHN WAYT, III. The Company is a party to an Agreement dated September 10, 1998 under which Mr. Wayt is retained as Vice President of Product Development. Mr. Wayt's base salary is $150,800. Mr. Wayt also is entitled to a bonus under the Management Incentive Plan. Mr. Wayt receives a monthly car allowance and other benefits comparable to those received by other employees. The offer letter was accepted by Mr. Wayt in satisfaction of all of the terms of the previous Agreement (dated April 29, 1997) governing the executive's prior overseas assignment, except those provisions requiring the Company to equalize
Mr. Wayt's tax bill with that of his domestic counterpart in the United States and to prepare the executive's tax returns. IPC may terminate the executive for gross misconduct. The Company may otherwise terminate the executive upon two months notice and the payment of severance consistent with Company policy.

    BRIAN L. REACH. Mr. Reach entered into a Agreement, dated April 24, 1997, which provides that, if Mr. Reach's employment is terminated for reasons other than a material violation of law or Company policy, the Company will pay him a severance payment equal to six months of his then current base salary provided he executes the Company's standard form of release agreement with respect to claims which he may have against the Company relating to his period of employment. Mr. Reach resigned as an officer of the Company effective on August 31, 1999 and as a director effective December 9, 1999.

    The Company's employment agreements with each of its Named Executive Officers also provide each of them with continued benefit coverage in the event that the Company terminates their employment without cause during the term of the agreement, or if one of them terminates his employment for good reason, as defined in the Agreement. The agreements also contain provisions preventing such officer from competing with the Company or soliciting the Company's employees during and, for specific periods, after the term of employment.

OTHER

    As of August 1, 1997, the Company entered into Employee Retention and Incentive Agreements with eight senior officers, including one executive officer, Daniel Utevsky, who was not a Named Executive Officer. In the event that any of these individuals' employment with the Company were to be terminated without cause prior to April 30, 1999, the Company would make severance payments equal to such employee's target bonus plus base salary through April 30, 1999, but not less than six months plus one week for each year of service.
Mr. Utevsky relinquished his position as an executive officer of the Company effective April 23, 1999. In settlement of the relative rights and obligations of the parties under his Employee Retention and Incentive Agreement, Mr. Utevsky and the Company agreed that Mr. Utevsky's salary and insurance benefits would continue through January 22, 2000 and that he would provide services to the Company as a consultant for additional compensation at the rate of $200 per hour. Mr. Utevsky served as a consultant until November 30, 1999.

STOCK OPTION GRANTS

    The following table sets forth certain information with respect to options granted during the fiscal year ended September 30, 1999 to the Named Executive Officers of the Company under the Stock Incentive Plan and IXnet's Stock Option
Plan:

          OPTION/SAR GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1999(1)

                                                                                                        POTENTIAL
                                                                                                       REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                                                                                          SHARE
                                                                                                          PRICE
                                                                                                    APPRECIATION FOR
                                                         INDIVIDUAL GRANTS                           OPTION TERM (2)
                                     ---------------------------------------------------------   -----------------------
                (A)                       (B)             (C)             (D)          (E)          (F)          (G)
                                                       % OF TOTAL
                                       NUMBER OF        OPTIONS/
                                      SECURITIES          SARS
                                      UNDERLYING        GRANTED       EXERCISE OR
                                     OPTIONS/SARS     TO EMPLOYEES    BASE PRICE    EXPIRATION       5%          10%
               NAME                     GRANTED      IN FISCAL YEAR    ($/SHARE)       DATE         ($)          ($)
-----------------------------------  -------------   --------------   -----------   ----------   ----------   ----------
Gerald E. Starr
  IPC Stock Incentive Plan.........       40,000            6%           44.75        8/18/09    1,125,721     2,852,799
  IXnet Stock Option Plan..........      337,976            5%           13.96         5/4/09    2,967,216     7,519,508

David A. Walsh
  IPC Stock Incentive Plan.........            0            --              --             --           --            --
  IXnet Stock Option Plan..........    1,763,352           26%           13.96         5/4/09    15,481,118   39,232,192

William Lavery
  IPC Stock Incentive Plan.........       20,000            3%           44.75        8/18/09      562,861     1,426,400
  IXnet Stock Option Plan..........      150,000            2%           13.96         5/4/09    1,316,905     3,337,297

Richard P. Kleinknecht
  IPC Stock Incentive Plan.........            0            --              --             --           --            --
  IXnet Stock Option Plan..........            0            --              --             --           --            --

John Wayt, III
  IPC Stock Incentive Plan.........       13,854            2%           10.50       12/03/08       91,483       231,837
  IPC Stock Incentive Plan.........        1,500          0.2%           44.75        8/18/09       42,215       106,980
  IXnet Stock Option Plan..........            0            --              --             --           --            --

Brian L. Reach
  IPC Stock Incentive Plan.........            0            --              --             --           --            --
  IXnet Stock Option Plan..........       60,836(3)         1%           13.96         5/4/09           --            --

------------------------------

(1) All Options granted during the fiscal year ended September 30, 1999 were granted under the Stock Incentive Plan or the IXnet Stock Option Plan. Options granted under the Stock Incentive Plan provided a ten-year term, vest in equal amounts on the first five anniversaries of their grant date (with earlier vesting for 75% of the options if and when the average closing price for the

    Company's Common Stock over any period of 30 consecutive trading days equals or exceeds 300% of the exercise price and 100% of the options if and when the average closing price for the Company's Common Stock over any period of 30 consecutive trading days equals or exceeds 450% of the exercise price) and are exercisable at the fair market value of the Company's Common Stock on the date of grant. Options granted under the IXnet Stock Option Plan are incentive stock options for federal income tax purposes up to applicable limits, have a term of 10 years and are subject to earlier expiration upon the option holder's termination of employment. The options have an exercise price of $13.96 per share. Mr. David A. Walsh's IXnet options were 100% vested when granted. All other options vest at the rate of 25% on the first anniversary of the grant date and an additional 2 1/12% per month for the next 36 months. However, in the event of a change in control, 50% of those options not yet vested shall become vested immediately. Options may not be exercised until November, 4, 2001, unless prior to that date, IXnet stops filing consolidated income tax returns with IPC or the IXnet's Board allows the exercise.

(2) Represents the potential value of options granted at assumed 5% and 10% rates of compounded annual stock appreciation for ten years from the date of grant of each such option.

(3) All of Mr. Reach's options were cancelled upon his resignation.

    The following table sets forth certain information with respect to options held as of September 30, 1999 by the Named Executive Officers of the Company under the Stock Incentive Plan and under IXnet's Stock Option Plan:

                 AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

             (A)                      (B)              (C)                   (D)                        (E)
                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                   OPTIONS /SARS AT FISCAL     IN-THE-MONEY OPTIONS/
                                SHARES ACQUIRED                         YEAR END (#)          SARS AT FISCAL YEAR END
                                  ON EXERCISE     VALUE REALIZED        EXERCISABLE/                    ($)
NAME                                  (#)              ($)              UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                            ---------------   --------------   -----------------------   -------------------------
Gerald E. Starr
  IPC Stock Incentive Plan....       9,523           499,958            82,829/40,000            4,224,279/670,000
  IXnet Stock Option Plan.....           0                --                0/337,976                    0/393,742

David A. Walsh
  IPC Stock Incentive Plan....       9,523           515,432                175,181/0                  8,934,231/0
  IXnet Stock Option Plan.....           0                --              1,763,352/0                  2,054,305/0

Richard P. Kleinknecht
  IPC Stock Incentive Plan....           0                --                115,440/0                  5,887,440/0
  IXnet Stock Option Plan.....           0                --                      0/0                          0/0

William Lavery................
  IPC Stock Incentive Plan....           0                --            46,176/20,000            2,354,976/335,000
  IXnet Stock Option Plan.....           0                --                0/150,000                    0/174,750

John Wayt, III
  IPC Stock Incentive Plan....      13,000                 0              5,472/1,500               279,072/25,125
  IXnet Stock Option Plan.....           0                --                      0/0                          0/0

Brian L. Reach
  IPC Stock Incentive Plan....       9,523           604,711                 82,829/0                  4,224,279/0
  IXnet Stock Option
  Plan (1)....................           0                --                      0/0                          0/0

------------------------------

(1) All of Mr. Reach's options were cancelled upon his resignation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Richard P. Kleinknecht, the Company's Vice Chairman and his brother, Peter
J. Kleinknecht, the Company's former Vice Chairman, are controlling stockholders and executive officers of several entities that do business from time to time with the Company and certain of its customers. These entities include Kleinknecht Electric Company, Inc., a New York company ("KEC-NY"), Kleinknecht Electric Company, Inc., a New Jersey company ("KEC-NJ"), both electrical services companies and Humaco Leasing & Holding Corporation ("Humaco"), a tool and vehicle leasing company.

    As of October 1, 1993, the Company and KEC-NY entered into a 20-year contract with respect to a pool of field technicians and administrative employees, who are members of the International Brotherhood of Electrical Workers ("IBEW"), Local 3. The employees and technicians are utilized by either the Company or KEC-NY on an ongoing or per project basis. The Company and KEC-NJ also entered into a comparable 20-year agreement with respect to a similar pool of employees who are members of IBEW, Local 164T. Effective April 30, 1998, the Company and KEC-NY and KEC-NJ entered into amended and restated agreements with respect to these labor pools. The Company, KEC-NY and KEC-NJ have benefitted from these arrangements by allowing each company to draw from a larger pool of field technicians and retaining the more highly trained and skilled technicians for a broader range of projects. KEC-NY and KEC-NJ are responsible for administering the payroll and related services for Company employees in these pools. The Company pays all such compensation and benefits by reimbursement to KEC-NY or KEC-NJ, as appropriate, plus an administration fee equal to 2.5% of such costs. Effective October 3, 1996, the parties agreed to amend this agreement to provide for a flat administrative fee of $50,000 per month (apportioned between KEC-NY and KEC-NJ). The total amounts paid by the Company for compensation and benefits under these arrangements in the fiscal years ended September 30, 1999, 1998 and 1997 were $55.1, $53.7 and $54.9 million, respectively. In addition, the Company paid $0.6 million in each of the fiscal years ended September 30, 1999, 1998 and 1997, respectively, in related administrative fees.

    The Company periodically subcontracts certain work to KEC-NY or KEC-NJ. Amounts charged to these companies under subcontracts with the Company for the years ended September 30, 1999, 1998 and 1997 were approximately $3.1, $2.9 and $0.1 million, respectively, while amounts charged to the Company under subcontracts with these companies were approximately $0.1, $0.2 and $0.3 million, respectively.

    The Company, KEC-NY and KEC-NJ entered into a 20-year agreement dated as of May 9, 1994, and amended and restated as of April 30, 1998, with respect to corporate opportunities regarding electrical and communications cable infrastructures. KEC-NY and KEC-NJ have agreed not to bid for or accept any communications cabling jobs in competition with the Company, if the Company intends to bid or accept such work. The Company, which is not a licensed electrical contractor, has agreed to refrain from bidding for or accepting, without the consent of KEC-NY or KEC-NJ, opportunities that combine both electrical and communications cabling work. IPC has also agreed to continue to refer to KEC-NY and KEC-NJ certain electrical contracting bid opportunities which may arise.

    The Company has from time to time rented certain equipment from Humaco. There were no equipment rentals from affiliated companies during fiscal 1999, 1998 or 1997. The Company, under month to month arrangements, has, in prior fiscal years, rented facilities from entities controlled by Richard P. Kleinknecht and Peter J. Kleinknecht. For the year ended September 30, 1997, approximately $0.2 of such lease expense was incurred.

    Effective as of June 1, 1998, the Company entered into a Consulting Agreement with Little Knight Music, Inc., a corporation controlled by Russell G. Kleinknecht (a former Named Executive Officer of the Company), for a term of eighteen (18) months under which Mr. Kleinknecht may be required to perform certain consulting services. In consideration of such consulting services, the Company has and will make monthly payments equaling $37,324 and totaling $707,832. As of the effective date of the Consulting Agreement, Mr. Kleinknecht owed the Company a total of $267,893 (consisting of employee loans, advances and accrued interest thereon). Payments under the Consulting Agreement were offset by the Company against such outstanding loans, which loans were paid in full prior to December 31, 1998. In addition to the foregoing, the Company agreed to reimburse Mr. Kleinknecht for a portion of the costs incurred by him for continuation of medical, dental and hospitalization benefits during the term of such Consulting Agreement.

PERFORMANCE GRAPH(1)

    The Company's Common Stock began trading on the Nasdaq Stock Market effective with the start of business on September 27, 1994. Beginning June 7, 1998, the Company's Common Stock began trading on the American Stock Exchange, Inc. (the "AMEX"). The following graph provides a comparison of the 60 Month Cumulative Total Return among IPC Communications, Inc., the AMEX Market Value Index and the Nasdaq Telecommunications Index, assuming $100 invested on September 26, 1994 in the Company's Common Stock or the respective Indices (including reinvestment of dividends). These indices are provided for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved and are not intended to forecast or be indicative of possible future performance of the Common Stock.

                COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
          AMONG IPC COMMUNICATIONS, INC., THE AMEX MARKET VALUE INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS                     9/94    9/95    9/96    9/97    9/97    9/99
IPC COMMUNICATIONS, INC.   100.00  112.86  137.75  136.10   45.64  408.29
AMEX MARKET VALUE          100.00  118.72  124.56  156.82  141.00  182.04
NASDAQ TELECOMMUNICATIONS  100.00  119.32  123.72  167.00  215.82  365.23

------------------------

* $100 INVESTED ON SEPTEMBER 30, 1994 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

                                                                  CUMULATIVE TOTAL RETURN
                                              ---------------------------------------------------------------
                                                9/94       9/95       9/96       9/97       9/98       9/99
                                              --------   --------   --------   --------   --------   --------
IPC COMMUNICATIONS, INC.....................   100.00     112.86     137.75     136.10      45.64     408.29
AMEX MARKET VALUE...........................   100.00     118.72     124.56     156.82     141.00     182.04
NASDAQ TELECOMMUNICATIONS...................   100.00     119.32     123.72     167.00     215.82     365.23

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or Exchange Act.

                              PROPOSAL NUMBER TWO
             APPROVAL OF AMENDMENT TO IPC COMMUNICATIONS, INC. 1999
                              STOCK INCENTIVE PLAN

GENERAL PLAN INFORMATION

    Effective December 9, 1999, the IPC Communications, Inc. 1999 Stock Incentive Plan will, subject to obtaining approval from stockholders at the Annual Meeting, be amended to increase its share reserve from 1,538,322 to 1,838,322. The Stock Incentive Plan provides for the grant of options to purchase Common Stock ("Options") to certain officers, employees, consultants and directors of the Company and its subsidiaries. The Stock Incentive Plan is not subject to ERISA and is not a tax-qualified plan under the Code.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Stock Incentive Plan.

DESCRIPTION OF THE STOCK INCENTIVE PLAN

    ADMINISTRATION. The Option Committee administers the Stock Incentive Plan and determines, within the limitations of the Stock Incentive Plan, the employees, directors and consultants (of the Company and its subsidiaries) to whom Options will be granted, the number of shares subject to each Option, the terms of such Options (including provisions regarding exercisability and acceleration of exercisability) and the procedures by which the Options may be exercised. The Option Committee is comprised of the members of the Company's Compensation Committee. Subject to certain specific limitations and restrictions set forth in the Stock Incentive Plan, the Option Committee has full and final authority to interpret the Stock Incentive Plan, to prescribe, amend and rescind rules and regulations, if any, relating to the Stock Incentive Plan and to make all determinations necessary or advisable for the administration of the Stock Incentive Plan.

    STOCK SUBJECT TO THE STOCK INCENTIVE PLAN. Currently, up to 1,538,322 shares of Common Stock may be issued under the Stock Incentive Plan. Effective December 9, 1999, the IPC Communications, Inc. 1999 Stock Incentive Plan will, subject to obtaining approval from stockholders at the Annual Meeting, be amended to increase its share reserve from 1,538,322 to 1,838,322. Option Shares may be authorized and unissued shares or shares previously issued and reacquired by the Company. Any Option Shares subject to grants under the Stock Incentive Plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall again be available for purposes of the Stock Incentive Plan.

    TERMS AND CONDITIONS OF OPTIONS. The Stock Incentive Plan provides for the grant of Options which qualify for favorable federal income tax treatment as "incentive stock options" ("ISOs") and non-qualified stock options which do not so qualify ("NQSOs"). All Options granted under the Stock Incentive Plan will have an exercise price that is no less than the "fair market value" of a share of common stock on the grant date. ISOs are subject to certain restrictions under the Code. Options granted under the Stock Incentive Plan will be ISOs to the maximum extent permitted by section 422(d) of the Code and will be exercisable for a period of ten years after the date of grant (or for a shorter period ending (i) 180 days after the option holder's termination of employment for reasons other than death, disability or discharge for Cause, as defined in the Agreement, (ii) one year after the option holder's termination of employment, due to death or disability; (iii) immediately upon termination for Cause or upon the consummation of a transaction in which the Company becomes the wholly-owned subsidiary of any other corporation, unless such other corporation assumes or continues the Stock Incentive Plan with respect to the Options then outstanding under the Plan). An Option will generally become vested in five equal installments, with 20% of the shares subject to the Option becoming exercisable on each of the first five anniversaries of the date the Option is granted. At the end of any period of 30 consecutive trading days, however, during which the

"fair market value" (as defined in the Stock Option Plan) of the Common Stock subject to the Option (i) averages at least 300% of the fair market value on the date the Option was granted, no less than 75% of the shares subject to the Option will become vested and exercisable and (ii) averages at least 450% of the fair market value on the date the Option was granted, no less than 100% of the shares subject to the Option will become vested and exercisable. Each Option will become fully vested and exercisable immediately prior to a Change in Control (as defined in the Stock Incentive Plan).

    Upon the exercise of an Option, the exercise price must be paid in full. Payment may be made in cash or in such other consideration as the Option Committee deems appropriate, including, but not limited to, Common Stock already owned by the option holder or Option Shares to be acquired by the option holder upon the exercise of the Option. Options may be transferred prior to exercise only upon the death of the option holder unless the Option Committee permits otherwise.

    MERGERS AND REORGANIZATIONS; ADJUSTMENTS FOR EXTRAORDINARY DIVIDENDS. The number of shares available under the Stock Incentive Plan and the outstanding Options will be adjusted to reflect any merger, consolidation or business reorganization and to reflect any stock split, stock dividend or other event generally affecting the number of shares of Common Stock outstanding.

    TERMINATION OR AMENDMENT OF THE STOCK INCENTIVE PLAN. Unless sooner terminated, the Stock Incentive Plan will terminate automatically ten years after its effective date. The Board may suspend or terminate the Stock Incentive Plan in whole or in part at any time prior to the tenth anniversary of its effective date by giving written notice of such suspension or termination to the Option Committee. In the event of any suspension or termination of the Stock Incentive Plan, all Options theretofore granted under the Stock Incentive Plan that are outstanding on the date of such suspension or termination of the Stock Incentive Plan will remain outstanding under the terms of the agreements granting such Options.

    The Board may amend or revise the Stock Incentive Plan in whole or in part at any time, but the Company's policy is that if the amendment or revision amends a material term of the Stock Incentive Plan, such amendment or revision will be subject to approval by the stockholders of the Company to the extent required to comply with Section 162(m) of the Code.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion is intended only as a summary and does not purport to be a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of ISOs and NQSOs that may be granted under the Stock Incentive Plan. Any change in applicable law or regulation or in the policies of various taxing authorities may have a material effect on the discussion contained herein.

    There are no federal income tax consequences for the Company or the option holder at the time an ISO is granted or upon the exercise of an ISO. If there is no sale or other disposition of the shares acquired upon the exercise of an ISO within two years after the date the ISO was granted, or within one year after the exercise of the ISO, then at no time will any amount be deductible by the Company with respect to the ISO. If the option holder exercises an ISO and sells or otherwise disposes of the shares so acquired after satisfying the foregoing holding period requirements, then he will realize a capital gain or loss on the sale or disposition. If the option holder exercises his ISO and sells or disposes of his shares prior to satisfying the foregoing holding period requirements, then an amount equal to the difference between the amount realized upon the sale or other disposition of such shares and the price paid for such shares upon the exercise of the ISO will be includible in the ordinary income of such person, and such amount will ordinarily be deductible by the Company at the time it is includible in such person's income.

    With respect to the grant of NQSOs, there are no federal income tax consequences for the Company or the option holder at the date of the grant. Upon the exercise of a NQSO, an amount equal to the difference between the fair market value of the shares to be purchased on the date of exercise and the aggregate purchase price of such shares is generally includible in the ordinary income of the person exercising such NQSO, although such inclusion may be at a later date in the case of an option holder whose disposition of such shares could result in liability under Section 16(b) of the Exchange Act. The Company will ordinarily be entitled to a deduction for federal income tax purposes at the time the option holder is taxed on the exercise of the NQSO equal to the amount which the option holder is required to include as ordinary income.

    Section 162(m) of the Code limits the Company's deductions of compensation in excess of $1,000,000 per year for the chief executive officer and the four other most highly paid executives named in its proxy statement, but provides for certain exceptions for performance based compensation. The Company intends the Stock Incentive Plan to comply with the requirements for an exception to Section 162(m) applicable to stock option plans so that the Company's deduction for compensation related to the exercise of stock options would not be subject to the $1,000,000 limitation. No executive of the Company currently receives compensation that exceeds this limitation.

    The foregoing statements are intended to summarize the general principles of current federal income tax law applicable to Options that may be granted under the Stock Incentive Plan. State and local tax consequences may also be significant.

    STOCK INCENTIVE PLAN BENEFITS TABLE. Due to the discretionary nature of awards under the Stock Incentive Plan, the amount of stock options or other awards that may be granted in the future under the Stock Incentive Plan to any individual is not determinable.

    CABLE SYSTEMS HOLDING, LLC, WHICH IN THE AGGREGATE BENEFICIALLY OWNS 53.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSAL 2. ACCORDINGLY, APPROVAL OF PROPOSAL 2 IS ASSURED.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN
                              FAVOR OF PROPOSAL 2

                             PROPOSAL NUMBER THREE
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending September 30, 2000 and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand) have audited the Company's financial statements since 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

    CABLE SYSTEMS HOLDING, LLC, WHICH IN THE AGGREGATE BENEFICIALLY OWNS 53.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSAL 3. ACCORDINGLY, APPROVAL OF PROPOSAL 3 IS ASSURED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS AUDITOR FOR THE COMPANY

                                 OTHER MATTERS

    As of the date of this Proxy Statement, management does not know of any other matters to be brought before the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy card and acting thereunder, or their duly constituted substitutes acting at the Annual Meeting, will have discretion to vote on such matters in accordance with their judgment.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Under the securities laws of the United States, the Company's directors, executive officers and any person holding more than ten percent of the Company's Common Stock are required to file initial reports of ownership of the Company's Common Stock and reports of changes in that ownership at the Securities and Exchange Commission and the AMEX. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates.

    Form 3s are required to be filed within ten days after the event by which an individual becomes a reporting person. Form 4s are required to be filed within ten days after the end of the reporting month. Form 5s are required to be filed on or before the forty-fifth day after the end of the issuer's fiscal year. Based upon information available to it, the Company believes that, except for inadvertent delays with respect to the filing of a Form 3 for James M. Demitrieus and Form 4s for Gerald E. Starr and William Lavery, all Form 3s,
Form 4s and Form 5s required to be filed during the fiscal year ended
September 30, 1999 were filed on a timely basis.

         DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than October 7, 2000 in order to be included in the 2001 Annual Meeting proxy materials. If a stockholder does not notify the Company by December 21, 2000 of a proposal, then the persons named as proxies in the proxy card for the 2001 Annual Meeting may use their discretionary voting authority if the proposal is raised at the meeting.

                              FINANCIAL STATEMENTS

    THE COMPANY IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 1999 WITH THE SEC. THE ANNUAL REPORT CONTAINS FINANCIAL STATEMENTS, AS OF SEPTEMBER 30, 1999 AND SEPTEMBER 30, 1998, PREPARED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN AUDITED BY PRICEWATERHOUSECOOPERS LLP WHOSE REPORT THEREON APPEARS IN THE ANNUAL REPORT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1999 ACCOMPANIES THIS PROXY STATEMENT. STOCKHOLDERS MAY OBTAIN AN ADDITIONAL COPY OF SUCH ANNUAL REPORT BY WRITING TO INVESTOR RELATIONS DEPARTMENT, IPC COMMUNICATIONS, INC., WALL STREET PLAZA, 88 PINE STREET, NEW YORK, NEW YORK 10005.

    IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING PLEASE VOTE VIA THE INTERNET, BY USING THE TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

                                      By Order of the Board of Directors,

                                      [SIG]

                                      Alexander Russo
                                      VICE PRESIDENT AND GENERAL COUNSEL

New York, New York
February 4, 2000

--------------------------------------------------------------------------------

                            IPC COMMUNICATIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated February 4, 2000, hereby appoints Gerald
E. Starr, James M. Demitrieus and Alexander Russo (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of Common Stock of IPC Communications, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of IPC Communications, Inc. to be held at 9:00 a.m. on Thursday, March 2, 2000 at the Citicorp Center, 153 East 53rd Street, 14th Floor, Room J, New York, New York and at any adjournment or adjournments thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

         CABLE SYSTEMS HOLDINGS, L.L.C., WHICH IN THE AGGREGATE BENEFICIALLY OWNS 53.3% OF THE VOTING POWER OF THE COMPANY, INTENDS TO VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3. ACCORDINGLY, APPROVAL OF PROPOSALS 1, 2 AND 3 IS ASSURED.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1.       Vote by internet at our Internet Address: http://www.eproxy.com/IPI

                                       OR

2. Call toll free 1-800-840-1208 on a Touch-Tone Telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

If you wish to view future IPC Communications, Inc. Annual Reports and Proxy Statements on-line instead of receiving the printed documents, which will assist the Corporation in reducing future printing and mailing costs, please

o visit ChaseMellon's web site registration page at http://www.eproxy.com/IPI

                                       OR

o call toll free 1-800-840-1208 on a Touch-Tone Telephone and follow the instructions on the reverse side

                                       OR

o check the box on the signature side of the enclosed proxy card and return in the postage paid envelope provided.

--------------------------------------------------------------------------------

                                                           Please mark
                                                          your votes as     /X/
                                                           indicated in
                                                           this example

1. To elect nine directors, each to hold office until the next annual meeting or until their successors have been elected and qualified.

                FOR all nominees                        WITHHOLD
               listed to the right                     AUTHORITY
                (except as marked               to vote for all nominees
                 to the contrary)                  listed to the right

                       / /                                / /

INSTRUCTION: To withhold authority to vote for any named nominees strike a line through the nominee's name in the list below:

01 Richard W. Smith       02 Richard P. Kleinknecht    03 Richard M. Cashin, Jr.
04 David Y. Howe          05 Peter A. Woog             06 Robert J. McInerney
07 David A. Walsh         08 Gerald E. Starr           09 James M. Demitrieus

2. To approve an amendment to increase by 300,000 the shares reserved for the IPC Communications, Inc. 1999 Stock Incentive Plan.

                       FOR           AGAINST           ABSTAIN

                       / /             / /               / /

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of IPC Communications, Inc. for the fiscal year ending September 30, 2000.

                       FOR           AGAINST           ABSTAIN

                       / /             / /               / /

4. In their discretion upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


    I consent to future access to the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Corporation may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by giving written notice to the Corporation. / /




                                    The undersigned acknowledges receipt of the Notice of the 2000 Annual Meeting of Stockholders and the Proxy Statement dated February 4, 2000 for the Annual Meeting.

                                    Shares held as of January 28, 2000:


                                    --------------------------------------------
                                    IMPORTANT: PLEASE MARK, SIGN, DATE AND
                                    RETURN THIS PROXY CARD PROMPTLY USING THE
                                    ENCLOSED ENVELOPE. THANK YOU.


Signature___________________ Signature____________________ Date ________________
NOTE: Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, please include your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign personally.
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *


                         VOTE BY INTERNET OR TELEPHONE
                        QUICK * * * EASY * * * IMMEDIATE

--------------------------------------------------------------------------------
          ** IF YOU WISH TO VOTE YOUR SHARES BY INTERNET OR TELEPHONE,
                    PLEASE FOLLOW THE INSTRUCTIONS BELOW **
--------------------------------------------------------------------------------

YOUR INTERNET OR TELEPHONE INSTRUCTION WILL AUTHORIZE THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

o You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

VOTE BY INTERNET: PLEASE VISIT OUR INTERNET VOTING WEBSITE AT:
                  http: //www.eproxy.com/IPI AND FOLLOW THE INSTRUCTIONS ON THE SCREEN.

VOTE BY PHONE:    THIS METHOD IS AVAILABLE FOR STOCKHOLDERS, PLEASE CALL
                  TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME.
                  THERE IS NO CHARGE TO YOU FOR THIS CALL.

         After entering your Control Number you will hear these instructions.

         -----------------------------------------------------------------------
         OPTION #1: TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS:
         PRESS 1
         -----------------------------------------------------------------------

         When asked, please confirm your vote by Pressing 1.

         -----------------------------------------------------------------------
         OPTION #2: IF YOU CHOOSE TO VOTE ON EACH ITEM SEPARATELY, PRESS 0. YOU WILL HEAR THESE INSTRUCTIONS:
         -----------------------------------------------------------------------

         Item(1): To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
                  To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen for instructions


         Items (2) and (3): To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

         When asked, please confirm your vote by Pressing 1.

         -----------------------------------------------------------------------
         CONSENT TO VIEW ANNUAL REPORTS AND PROXY STATEMENT ON-LINE.
         -----------------------------------------------------------------------

         Press 1 to consent to view future Annual Reports and Proxy Statements for this account via the internet. You may revoke this consent at any time by giving written notice to the Corporation.

         When asked, please confirm your consent by Pressing 1.


-----------------------------------------------------------------
If you vote by internet or telephone, there is no need for you to mail in your proxy card.

                       THANK YOU FOR VOTING.
-----------------------------------------------------------------


--------------------------------------------------------------------------------

                            IPC COMMUNICATIONS, INC.
                            1999 STOCK INCENTIVE PLAN


Section 1.        PURPOSE

         The Plan authorizes the Compensation Committee of the Board to provide employees, directors and consultants of the Corporation or its Subsidiaries, who are in a position to contribute to the long-term success of the Corporation and its Subsidiaries, with Options to acquire Common Stock of the Corporation. The Corporation believes that this incentive program will cause those persons to increase their interest in the welfare of the Corporation and its Subsidiaries, and aid in attracting and retaining employees and consultants of outstanding ability.


Section 2.        DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section:

         (a)      "Board" means the Board of Directors of the Corporation.

         (b) "Cause" means any of the following: (i) commission of any act of fraud or dishonesty with respect to the business of the Corporation or its Subsidiaries, (ii) willful misconduct or gross negligence in connection with the performance of a Grantee's duties to the Corporation and its Subsidiaries, (iii) indictment for, or conviction of, any crime or an offence involving moral turpitude, (iv) commission of any act injurious to the interest of the Corporation, or (v) breach of any material provision of any applicable employment or consulting agreement. Notwithstanding the foregoing, if any Grantee is party to an employment or consulting agreement governing the terms of his employment or consultancy with the Corporation or its Subsidiaries, and such agreement includes a definition of cause, then for purposes hereof, cause shall have the meaning ascribed thereto in such agreement.

         (c) "Change in Control" shall mean (i) approval by the stockholders of the Corporation of a transaction that would result in the reorganization, merger or consolidation of the Corporation with one or more persons, and, upon consummation thereof, would result in persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) at least 50% of the securities entitled to vote generally in the election of directors of the Corporation, beneficially owning (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in the aggregate immediately after such transaction less than 50% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction; (ii) the acquisition of all or substantially all of the assets of the Corporation or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of at least 50% of the outstanding securities of the Corporation entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholder of the Corporation of any transaction which would result in such an acquisition (other than by any person or persons who


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beneficially own (within the meaning of Rule 13d-3 promulgated under the
Securities Exchange Act of 1934), immediately after the closing date of transactions contemplated by the Merger Agreement at least 50% of the outstanding securities of the Corporation entitled to vote generally in the election of directors); or (iii) a complete liquidation or dissolution of the Corporation, or approval of the Corporation of a plan for such liquidation or dissolution; PROVIDED, HOWEVER, that in no event shall any of the transactions contemplated by the Merger Agreement (or shareholder approval thereof) constitute a Change in Control.

         (d) "Committee" means the Compensation Committee of the Board; PROVIDED, HOWEVER, that with respect to any Option granted or to be granted to any member of the Compensation Committee, Committee shall mean the Board acting through a majority of its members who are not members of the Compensation Committee.

         (e) "Common Stock" means the common stock par value $.01 per share, of the Corporation.

         (f) "Consultant" means any person who is engaged to perform services for the Corporation or any of its Subsidiaries, or has agreed to perform services for the Corporation or any of its Subsidiaries, other than as an Employee or Director.

         (g)      "Code" means the Internal Revenue Code of 1986, as amended

         (h) "Corporation" means IPC Communications, Inc., a Delaware corporation.

         (i)      "Director" means any member of the Board.

         (j) "Disability" means a physical or mental impairment that causes the Grantee to be unable to engage in any substantial gainful activity and that is expected to result in death or is expected to last for a continuous period of at least 12 months. Notwithstanding the foregoing, if any Grantee is party to an employment or consulting agreement governing the terms of his employment or consultancy with the Corporation or its Subsidiaries, and such agreement includes a definition of disability, then for purposes hereof, disability shall have the meaning ascribed thereto in such agreement.

         (k) "Employee" means any employee of the Corporation or any of its Subsidiaries, or any person who has agreed to become an employee of the Corporation or any of its Subsidiaries. The term Employee shall include directors who are otherwise employed by the Corporation or any Subsidiary.

         (l) "Fair Market Value" means, as of any date, the fair market value of a share of Common Stock as determined by the Committee acting in good faith in its sole discretion; PROVIDED, HOWEVER, that if the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the fair market value shall be based on the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.



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Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock on the closing date of the transactions contemplated by the Merger Agreement shall be deemed to be the "Cash Election Price" as defined in the Merger Agreement.

         (m) "Incentive Stock Option" means an Option designated by the Committee as an Option that is intended to be an incentive stock option within the meaning of Section 422(b) of the Code.

         (n) "Grantee" means a person granted an Option under the Plan.

         (o) "Merger Agreement" means the Agreement and Plan of Merger, dated as of December 18, 1997 by and between the Corporation and Arizona Acquisition Corp., a Delaware Corporation.

         (p) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option, or an Incentive Stock Option that, subsequent to the date of grant thereof, fails to satisfy the requirements of Section 422(b) or
(d) of the Code.

         (q) "Option" means an option granted pursuant to the Plan to purchase shares of the Common Stock.

         (r) "Plan" means this Stock Incentive Plan as set forth herein and as amended from time to time.

         (s) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder as presently in effect or hereafter amended.

         (t) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

         (u) "Subsidiary" shall mean (i) any corporation with respect to which the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation, or (ii) any entity which the Committee reasonably expects to become a Subsidiary within the meaning of clause (i).


Section 3.        SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 7, the Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed 1,538,322 shares in the aggregate (16% of outstanding on fully diluted basis). Common Stock issuable under the Plan may be authorized but unissued shares or reacquired shares of Common Stock. Common Stock subject to Options that are forfeited, lapse or terminate in whole or in part for any reason, shall be available for issuance pursuant to other Options.


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Section 4.        ADMINISTRATION OF THE PLAN

         (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                  (i) to select the Employees, Directors and Consultants to whom Options may be granted;

                  (ii) to determine the number of shares of Common Stock subject to each such Option; provided, HOWEVER, that during any calendar year, no individual may be granted Options with respect to more than 250,000 shares of Common Stock;

                 (iii) to determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option;

                  (iv) to determine the terms and conditions of any Option granted under the Plan (including, but not limited to, the exercise price, the period, if any, over which Options shall vest and become exercisable (which period may be accelerated at any time in the discretion of the Committee), and performance conditions relating to an Option, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Option;

                   (v) to determine whether, to what extent and under what circumstances an the exercise price of an Option may be paid, in cash, Common Stock, or other property, or an Option may expire or be canceled, forfeited, or surrendered;

                  (vi) to determine the restrictions or conditions related to the delivery, holding and disposition of shares of Common Stock received upon exercise of an Option;

                 (vii) to prescribe the form of each Stock Option Agreement, which need not be identical for each Grantee;

             (viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                 (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Option, Stock Option Agreement or other instrument hereunder; and

                 (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.



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The Committee may, at any time, grant new or additional options to any eligible
Employee, Director or Consultant who has previously received Options under the Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, without regard to such previously granted Options or other options.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Grantees who are then subject to
Section 16 of the Securities Exchange Act of 1934 in respect of the Corporation are exempt under Rule 16b-3 thereunder. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

         (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Corporation, Subsidiaries, Grantees, any person claiming any rights under the Plan from or through any Grantee and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 10). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary of the Corporation the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

         (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Corporation or any subsidiary, the Corporation's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Corporation to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Corporation acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination or interpretation.


Section 5.        OPTION TERMS

         Unless otherwise determined by the Committee and set forth in a Stock Option Agreement, Options granted under the Plan shall contain the following terms and conditions:

         (a) TYPE OF OPTION. Each Option shall be an Incentive Stock Option to the maximum extent permitted by Section 422(d) of the Code, and any excess over such maximum shall be a Nonqualified Stock Option.



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         (b) EXERCISE PRICE. The exercise price per share of Common Stock subject to each Option shall equal the Fair Market Value on the date the Option is granted.

         (c) VESTING. Each Option shall vest and become exercisable in five equal installments on each of the first five anniversaries on the date the Option is granted; PROVIDED, HOWEVER that the Option shall be vested and exercisable as to no less than 75% of the shares of Common Stock subject thereto as of the end of any period of 30 consecutive trading days during which the Fair Market Value averages at least 300% of the Fair Market Value on the date the Option is granted, and shall be vested and exercisable as to 100% of the shares of Common Stock subject thereto as of the end of any period of 30 consecutive trading days during which the Fair Market Value averages at least 450% of the Fair Market Value on the date the Option is granted; AND PROVIDED FURTHER that each Option shall become vested and exercisable in full immediately prior to a Change in Control.

         (d) TERMINATION. Options held by any Grantee shall terminate upon the earliest of:

                  (i) the termination of the Grantee's employment, directorship or consultancy with the Corporation and its Subsidiaries for Cause;

                  (ii) the later of (x) 180 days after the Grantee's termination of employment, directorship or consultancy with the Corporation and its Subsidiaries (which shall be deemed to include the sale of any Subsidiary of the Corporation that employs such Grantee) for any reason other than Cause, death or Disability, or (y) 180 days following the end of any "blackout period" imposed by the Corporation's general counsel that is in effect on the date of such termination; PROVIDED, HOWEVER, that during any such 180-day period, the Options shall be exercisable only to the extent vested and exercisable as of the date of such termination;

                  (iii) one year after the Grantee's termination of employment, directorship or consultancy with the Corporation and its Subsidiaries by reason of death or Disability; PROVIDED, HOWEVER, that during any such one year period, the Options shall be exercisable to the extent such Options would have been vested and exercisable pursuant to Section 5(c) (but without regard to the provisos contained therein) as of the anniversary of the date of grant next following such termination, assuming such termination had not occurred;

                  (iv) the tenth anniversary of the date of grant; and

                  (v) upon the consummation of any transaction whereby the Corporation (or any successor to the Corporation or substantially all of its business) becomes a wholly-owned subsidiary of any other corporation (but after giving effect to Section 5(c)), unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Corporation for all purposes hereunder, and, pursuant to Section 7, the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Common Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Corporation shall notify



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the Grantee of consummation of such transaction at least ten days in advance thereof. If such other corporation is an affiliate of the Corporation immediately prior to consummation of any such transaction, Options shall not terminate and shall remain Options to purchase Common Stock of the Corporation unless the Plan is in fact so continued or assumed by such other corporation.

Section 6.        EXERCISE OF OPTIONS

         A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised, together with cash, certified check, bank draft, wire transfer, or postal or express money order payable to the order of the Corporation for an amount equal to the exercise price of such shares and any income tax required to be withheld. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price or tax withholding obligation by delivery of Common Stock or other property (including notes or other contractual obligations of the Grantee to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Common Stock will be delivered or deemed to be delivered by the Grantee.


Section 7.        ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Common Stock or other securities, Common Stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock deemed to be available thereafter for grants of Options under Section 3,
(ii) the number and kind of shares of Common Stock that may be delivered or deliverable in respect of outstanding Options, (iii) the number of shares with respect to which Options may be granted to a given Grantee in the specified period as set forth in Section 4(a)(ii), and (iv) the exercise price. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cancellation of Options in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.


Section 8.        RESTRICTIONS ON ISSUANCE OF SHARES.

         The Corporation shall not be obligated to deliver Common Stock upon the exercise or settlement of any Option or take any other action under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual



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obligations to which the Option may be subject have been satisfied. The
Corporation, in its discretion, may postpone the issuance or delivery of Common Stock under any Option until completion of such stock exchange listing or registration or qualification of Common Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock under the Plan. The Corporation shall file a registration statement on Form S-8 (or other appropriate form) with respect to the Common Stock to be issued pursuant to the Plan and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the currency of any related prospectus) for so long as Options are outstanding or may be granted under the Plan.


Section 9.        GENERAL PROVISIONS

         (a)      Each Option grant shall be evidenced by a Stock Option
Agreement.

         (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment relationship with the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

         (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation, or any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

         (d) Unless otherwise permitted in the discretion of the Committee with respect to Nonqualified Stock Options, no Option or other right under the Plan may be sold, transferred, assigned, pledged or otherwise encumbered, except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee.

         (e) The Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant, exercise or cancellation of Options granted under the Plan or the sale of Common Stock issued with respect to Options. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.


Section 10.       AMENDMENT OR TERMINATION

         The Board may alter, amend, suspend, discontinue or terminate the Plan at any time; PROVIDED, HOWEVER, that no such action shall adversely affect the rights of Grantees of Options previously granted hereunder and, PROVIDED FURTHER, HOWEVER, that any stockholder approval



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necessary or desirable in order to comply with applicable law, regulation or listing requirement shall be obtained in the manner required therein.


Section 11.       EFFECTIVE DATE OF PLAN

         The Plan shall be effective immediately after the closing of the transactions contemplated by the Merger Agreement, subject to the approval of the Plan by the Corporation's shareholders either before or after such effective date.